                                                                  Exhibit 4.27.1

                               AMENDMENT NO. 3 TO
                       SECURED REVOLVING CREDIT AGREEMENT


               This Amendment No. 3 To Secured Revolving Credit Agreement (the "Amendment") dated as of December 7, 2001, is entered into by and among Unified Western Grocers, Inc., a California corporation operating primarily on a cooperative basis (the "Borrower"), the Lenders (as defined below), and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("Rabobank"), not in its individual capacity, but solely as Agent for the benefit of the Lenders (the "Agent").

                                   Recitals

         A. The Borrower has entered into that Secured Revolving Credit Agreement dated as of September 29, 1999, as amended by that Amendment No. 1 to Secured Revolving Credit Agreement dated as of November 18, 1999 and Amendment No. 2 and Limited Waiver to Secured Revolving Credit Agreement dated as of July 1, 2000 (as the same may from time to time be further amended, modified, supplemented or restated, the "Credit Agreement"), among the Borrower, the Lenders party thereto (which term shall include the Issuing Bank) (and their successors and assigns) (collectively, the "Lenders") and the Agent.

         B. The Lenders have extended credit to the Borrower for the purposes permitted in the Credit Agreement.

         C. Each Guarantor is indebted to the Lenders pursuant to and on the terms set forth in, among other things, those unconditional Guaranties executed by each Guarantor in respect of the Obligations.

         D. The Borrower, the Lenders and the Agent have agreed to amend certain provisions of the Credit Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

                                   Agreement

         Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.

         2.    Amendments To Credit Agreement.


               2.1 Section 1.1 (Definitions). The table set forth in the definition of "Applicable Commitment Fee Percentage" is amended in its entirety and replaced with the following:

========================================================================================================
                                                                               Commitment Fee for
Leverage Ratio                                                                  Revolving Loans
--------------------------------------------------------------------------------------------------------
Greater than or equal to 3.50:1.00                                                   0.50%
--------------------------------------------------------------------------------------------------------
Greater than or equal to 3.00:1.00, but less than 3.50:1.00                          0.40%
--------------------------------------------------------------------------------------------------------
Greater than or equal to 2.50:1.00, but less than 3.00:1.00                          0.35%
--------------------------------------------------------------------------------------------------------
Less than 2.50:1.00                                                                  0.25%
========================================================================================================

               2.2 Section 1.1 (Definitions). The table set forth in the definition of the term "Applicable Margin" is amended in its entirety and replaced with the following:

========================================================================================================
                          Leverage Ratio                                      Applicable Margin
--------------------------------------------------------------------------------------------------------
Greater than or equal to 4.50:1.00                                                   3.00%
--------------------------------------------------------------------------------------------------------
Greater than or equal to 3.50:1.00, but less than 4.50:1.00                          2.75%
--------------------------------------------------------------------------------------------------------
Greater than or equal to 3.00:1.00, but less than 3.50:1.00                          2.50%
--------------------------------------------------------------------------------------------------------
Greater than or equal to 2.50:1.00, but less than 3.00:1.00                          2.25%
--------------------------------------------------------------------------------------------------------
Less than 2.50:1.00                                                                  2.00%
========================================================================================================

               2.3 Section 2.4(a) (Interest Rates). Section 2.4(a) is amended by inserting " plus three-quarters percent (.75%)" immediately after the words "Base Rate" in the text thereof.

               2.4 Section 6.1(e) (Borrowing Base Certificate). Section 6.1(e) of the Credit Agreement is amended by replacing the text thereof with the following:

               (e) Borrowing Base Certificate. Commencing with December 29, 2001 and the end of the weekly accounting period ended most recently prior to the end of each month thereafter, as soon as practicable and in any event within twenty (20) days after the end of such accounting period, a Borrowing Base Certificate dated as of the last day of such accounting period, in each case duly executed by the chief financial officer or treasurer of the Borrower, with appropriate insertions satisfactory to the Agent;


               2.5 Section 6.1(m) (Other Information). Section 6.1(m) of the Credit Agreement is amended by labeling it as Section 6.1(o) (Other Information), and the following are inserted as Section 6.1(m) and Section 6.1(n):

               6.1(m) Equity Plan. As soon as practicable and in any event not later than January 31, 2002, a copy of the plan, approved by the Board of Directors of Borrower, to enhance Borrower"s equity position, which copy shall be certified by the Secretary of the Borrower as being the true, correct, and complete version of the document describing such plan that was submitted to and approved by Borrower"s Board of Directors.

               6.1(n) Cash Flow Report. As soon as practicable and in any event not later than 5:00 p.m., San Francisco time on Tuesday of each week, a cash flow report, in form satisfactory to Agent, in its sole discretion, (i) identifying daily cash receipts and disbursements of Borrower for the immediately preceding four (4) completed weeks and
         (ii) projecting daily cash receipts and disbursements for the next succeeding six (6) week period.


               2.6     Section 7.2 (Investments). The initial proviso following
Section 7.2(i) of the Credit Agreement is amended by replacing "$40,000,000" in the text thereof with "$25,000,000".


               2.7     Section 8.1 (Minimum Adjusted Tangible Net Worth).
Section 8.1 of the Credit Agreement is amended by replacing the text thereof with the following:

               8.1 Minimum Adjusted Tangible Net Worth. Maintain Adjusted Tangible Net Worth of at least (a) the amount set forth below for the applicable period minus (b) the aggregate amount paid to purchase Class B Shares pursuant to Section 7.6(d):

                    Time Period               Adjusted Tangible Net Worth
         ------------------------------- -------------------------------------
         through 9/28/02                               $60,000,000
         9/29/02 and thereafter                        $80,000,000

               2.8     Section 8.3 (Minimum Fixed Charge Coverage Ratio).
Section 8.3 of the Credit Agreement is amended by replacing the text thereof with the following:


               8.3 Minimum Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio measured on a rolling four (4) Fiscal Quarter basis of at least the amount set forth below for the applicable period:

                    Time Period           Minimum Fixed Charge Coverage Ratio
         ------------------------------ --------------------------------------
         9/29/01 through 3/30/02                        1.60:1.00
         3/31/02 through 6/29/02                        1.70:1.00
         6/30/02 and thereafter                         1.80:1.00

               2.9 Section 8.4 (Maximum Ratio of Total Funded Debt to EBITDAP). Section 8.4 of the Credit Agreement is amended by replacing the text thereof with the following:

               Section 8.4 Maximum Ratio of Total Funded Debt to EBITDAP. Maintain as of the end of each Fiscal Quarter during the periods set forth below the ratio of Total Funded Debt to EBITDAP as measured on a rolling four (4) Fiscal Quarter basis in an amount not to exceed the amount set forth below for the applicable period:

                                                       Maximum Ratio of
                    Time Period                  Total Funded Debt to EBITDAP
     ---------------------------------- --------------------------------------

     9/29/01 through 3/30/02                                5.25:1.00
     3/31/02 through 6/29/02                                4.75:1.00
     6/30/02 through 9/28/02                                4.50:1.00
     9/29/02 and thereafter                                 3.75:1.00


     3.   Limitation Of Amendments.

          3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which the Lenders or the Agent may now have or may have in the future under or in connection with any Loan Document.

          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

     4. Amendment Fee. Any Lender that has executed and delivered a counterpart to this Amendment to Agent prior to December 7, 2001, 5:00 p.m., New York City time shall be paid a fee by Borrower in an amount equal to such Lender"s Commitment multiplied by one-quarter percent (.25%) (the "Amendment Fee").

     5. Representations And Warranties. In order to induce the Lenders and the Agent to enter into this Amendment, the Borrower hereby represents and warrants to each Lender and the Agent as follows:

          5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Potential Event of Default or Event of Default has occurred and is continuing;

          5.2 The Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement, as amended by this Amendment;

          5.3 The articles of incorporation, bylaws and other organizational documents of the Borrower delivered to each Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

          5.4 The execution and delivery by the Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of the Borrower;

          5.5 The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting the Borrower, (ii) the articles of incorporation or bylaws of the Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on the

Borrower, or (iv) any contractual restriction with a Person other than an Affiliate binding on the Borrower;

          5.6 The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on the Borrower, except as already has been obtained or made; and

          5.7 This Amendment has been duly executed and delivered by the Borrower and is the binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors" rights.

     6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     7. Effectiveness. This Amendment shall be deemed effective upon the satisfaction of all of the following conditions precedent:

          7.1 Amendment. The Borrower, each Lender and the Agent shall have duly executed and delivered this Amendment to the Agent.

          7.2 Acknowledgment Of Amendment And Reaffirmation Of Guaranties. The Agent shall have received the Acknowledgment of Amendment and Reaffirmation of Guaranties, duly executed and delivered by each Guarantor to the Agent.

          7.3 Payment of Amendment Fee. The Borrower shall have paid the Amendment Fee, in immediately available funds, to the Lenders to which such Amendment Fee is owing pursuant to Section 4 of this Amendment.

     8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the Effective Date.


Borrower            Unified Western Grocers, Inc.,
                    a California corporation


                    By:_________________________________________
                           David A. Woodward
                           Treasurer

Agent               Cooperatieve Centrale Raiffeisen-
and Lender          Boerenleenbank B.A., "Rabobank
                    Nederland", New York Branch,
                    as the Agent and as a Lender


                    By:_________________________________________
                    Name: _____________________________
                    Title:______________________________________


                    By:_________________________________________
                    Name: _____________________________
                    Title:______________________________________


Lenders             Foothill Capital Corporation


                    By:_________________________________________
                    Printed Name: ______________________________
                    Title:______________________________________


                    Union Bank of California, N.A.

                    By:_________________________________________
                    Printed Name: ______________________________
                    Title:______________________________________


                    Suntrust Bank (successor by merger to Suntrust Bank, Central Florida, N.A.)

                    By:_________________________________________
                    Printed Name: ______________________________
                    Title:______________________________________

                                   U.S. Bancorp Ag Credit, Inc.


                                   By:_________________________________________
                                   Printed Name: ______________________________
                                   Title:______________________________________



                                   Fleet Bank, N.A.


                                   By:_________________________________________
                                   Printed Name: ______________________________
                                   Title:______________________________________



                                   Bank of the West

                                   By:_________________________________________
                                   Printed Name: ______________________________
                                   Title:______________________________________


                                   National Bank of Canada

                                   By:_________________________________________
                                   Printed Name: ______________________________
                                   Title:______________________________________


                                   Harris Trust and Savings Bank

                                   By:_________________________________________
                                   Printed Name: ______________________________
                                   Title:______________________________________

                          ACKNOWLEDGMENT OF AMENDMENT
                        AND REAFFIRMATION OF GUARANTIES


         Section 1. Each Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Amendment No. 3 to Secured Revolving Credit Agreement dated as of even date herewith (the "Amendment").

         Section 2. Each Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of the Borrower under the Credit Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

         Section 3. Each Guarantor severally represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of December 7, 2001

Guarantor                                   Crown Grocers, Inc.

                                            Grocers Development Center, Inc.

                                            Grocers General Merchandise Company

                                            Grocers Specialty Company

                                            Northwest Process, Inc.

                                            Preferred Public Storage Company

                                            Sav Max Foods, Inc.

                                            Western Passage Express, Inc.

                                            Western Security Services, Ltd.


                                            By:________________________________

                                                 David A. Woodward
                                                 As Treasurer for each Guarantor